UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2024

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-56484 (Commission File Number)	92-0477563 (I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY (Address of principal executive offices)	10001 (Zip Code)

(212) 750-8300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2024, it was announced that Jeff Van Horn, Chief Financial Officer of KKR Infrastructure Conglomerate LLC (the “Company”) and an employee of an affiliate of Kohlberg Kravis Roberts & Co. L.P. (together with its subsidiaries, “KKR”), intends to retire from KKR in the calendar year 2025. It is contemplated that Mr. Van Horn would resign as Chief Financial Officer of the Company upon the appointment of his successor in connection with his retirement from KKR.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

	By:	/s/ Sung Bum Cho
		Name:	Sung Bum Cho
		Title:	General Counsel & Secretary

Date: April 11, 2024